Exhibit 23.1

Consent of  Independent  Registered  Public  Accounting  Firm

We consent to the incorporation by reference in the Registration Statements  on Form S-8 (File No. 333-126020 and 333-161989) of the Lincoln National Corporation of our report dated June 29, 2023,  with respect to the financial statements and supplemental schedule as of and for the year ended December 31, 2022, of the LNC Employees’ 401(k) Savings Plan, appearing in this Annual Report on Form 11-K.

/s/ Citrin Cooperman & Company, LLP

Philadelphia, Pennsylvania

June 29, 2023